UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2015

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MobileIron, Inc.

415 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2015, MobileIron, Inc. (the “Company” or “we,” “us,” or “our”) issued a press release announcing the appointment of Simon Biddiscombe as Chief Financial Officer of the Company. Mr. Biddiscombe has served as the Company’s interim Chief Financial Officer since May 2015. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the removal of Mr. Biddiscombe’s interim title, on August 28, 2015, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has approved as long-term incentive compensation for Mr. Biddiscombe, an option to purchase 50,000 shares of the Company’s common stock (the “Option”) at the fair market value as of August 28, 2015 (the “Date of Grant”). One forty-eighth (1/48th) of the shares subject to the Option vest at the end of each one-month period following the Date of Grant until either his Option is fully vested or his employment ends, whichever occurs first. The Option will be subject to the terms of the Company’s 2014 Equity Incentive Plan (the “Equity Plan”) and the Company’s standard grant agreement. Mr. Biddiscombe was also granted 110,000 Restricted Stock Unit Awards (“RSUs”). One-sixteenth (1/16th ) of the RSUs vest on each Quarterly Vesting Date beginning in the quarter after the Date of Grant, subject to Mr. Biddiscombe’s continued employment with the Company. The Quarterly Vesting Dates are February 20, May 20, August 20 and November 20 of each year.

Additionally, the Compensation Committee approved an amendment to Mr. Biddiscombe Participation Notice pursuant to the Company’s Severance Benefit Plan. A copy of the Severance Benefit Plan and form of Participation Notice was filed with the Company’s Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 4, 2015 (the “Severance Plan”). Pursuant to Mr. Biddiscombe’s amended Participation Notice, if Mr. Biddiscombe is involuntarily terminated as an employee without cause, absent a Change In Control (as defined in the Severance Plan), he will be entitled to receive (a) cash severance in in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings until the earlier of (i) such time that he commences employment with another employer or (ii) twelve months after termination, and (b) payment of health insurance premiums pursuant to the Company’s group health insurance plans as provided pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), to the extent such COBRA premiums exceed the costs previously paid by Mr. Biddiscombe for group health insurance coverage while employed by the Company, until the earlier of (i) twelve months after termination, or (ii) such time as he is eligible for health insurance coverage with a subsequent employer (“Health Coverage”). In the case of a Change In Control Termination (as defined in the Severance Plan), if Mr. Biddiscombe is terminated without cause or constructively terminated, either during the three months before or in the year after a change in control, then he will be entitled to receive (a) cash severance in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings for twelve months after his termination, (b) continuation of Health Coverage for up to twelve months, and (c) full acceleration of vesting of then outstanding compensatory equity awards, which as of August 31, 2015 would have a value of $1,656,365.55.

The terms of Mr. Biddiscombe’s employment agreement remain unchanged, a copy of which was filed on May 12, 2015 as Exhibit 10.1 to this Company’s Current Report on Form 8-K and is incorporated in this Item 5.02 in its entirety by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release dated September 1, 2015, titled “MobileIron Names Simon Biddiscombe Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.

Dated: September 1, 2015
	By:	/s/
Laurel Finch
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

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Exhibit No.	Description
99.1	Press Release dated September 1, 2015, titled “MobileIron Names Simon Biddiscombe Chief Financial Officer.”